UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 1, 2020

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130	P.O. Box 634	Cranbury	New Jersey	08512
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code	609	655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	FCCY	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On May 1, 2020, 1ST Constitution Bancorp (the "Company") issued a press release reporting earnings and other financial results for the three months ended March 31, 2020 (the "Press Release").  A copy of the Press Release is furnished herewith as Exhibit 99.1.

Item 8.01    Other Events

In the Press Release, the Company also announced that its Board of Directors declared a cash dividend of $0.09 per share on the Company’s common stock, no par value per share. The cash dividend will be paid on May 22, 2020 to all shareholders of record of the Company’s common stock as of the close of business on May 12, 2020.

The following risk factor supplements the Risk Factors previously disclosed under Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2019.
The ongoing COVID-19 pandemic and the measures implemented in response intended to prevent its spread have adversely affected, and are likely to continue to adversely affect, our business, results of operations and financial condition, the ultimate impact of which will depend on future developments that are highly uncertain and are difficult to predict at this time.
The outbreak of a strain of the Novel Coronavirus (COVID-19) originating from Wuhan, China has caused global disruption in the financial markets and our primary market is increasingly threatened by the potential spread of this virus. On March 11, 2020, the World Health Organization declared the rapidly spreading COVID-19 outbreak to be a global pandemic. The ultimate impact of COVID-19 is uncertain at this time, but the known effects of, and risks posed by, the pandemic are discussed below.
In response to public health concerns resulting from the pandemic, governments around the world have implemented a variety of precautionary measures to reduce the spread of COVID-19, including travel restrictions and bans, instructions to residents to practice social distancing, quarantine advisories, shelter-in-place orders and required closures of non-essential businesses. These government mandates have forced many of our customers and vendors, which are primarily located in northern and central New Jersey, communities along the New Jersey shore and the New York City metropolitan area, to seek government support in order to continue operating, to curtail drastically their service offerings or to cease operations entirely.
In addition, these measures have negatively affected, and may further affect, consumer sentiment and discretionary spending patterns, economies and financial markets, and our workforce, operations and customers. Among other measures, we have implemented work-from-home for our employees whose jobs can be performed remotely, provided employees who are not working remotely with appropriate protective equipment and supplies, adjusted branch hours and temporarily closed all of our branch lobbies, except on an appointment only basis. These changes in our operations in response to COVID-19 have impacted the way that we operate and conduct business, and may result in additional inefficiencies or delays, including additional costs related to business continuity initiatives, which cannot be avoided or alleviated through succession planning, employees working remotely or teleconferencing technologies. In recent weeks, the pandemic has also caused significant volatility in financial markets, including the market price of our common stock.
The immediate consequences of and responses to the pandemic, including the public health problems resulting from COVID-19 and precautionary measures instituted by governments and businesses to mitigate its spread, have raised the prospect of an extended global recession, which would adversely impact the businesses of our customers, clients, counterparties and service providers, as well as other market participants, and would further disrupt our operations. Other known impacts and anticipated risks of the COVID-19 pandemic include, but are not limited to, the following:

•
We primarily operate in northern and central New Jersey, communities along the New Jersey shore and the New York City metropolitan area, which are among some of the most affected areas in the U.S. and,

accordingly, are the most likely geographies to remain subject to governmental restrictions aimed at curtailing household and non-essential business activity to contain COVID-19 for a prolonged period. The longer that our clients, customers, communities and business partners remain subject to such restrictions, the greater the likelihood that economic and demand uncertainty will increase, which would negatively impact, among other things, demand for and profitability of the Bank’s products and services and our liquidity, regulatory capital and growth strategy.

•
Concern about the spread of COVID-19 and the measures enacted to mitigate its spread have already caused and are likely to continue to cause business shutdowns and interruptions, increased unemployment, labor shortages and commercial property vacancies, and supply chain disruptions, all of which contribute to economic and financial market instability and which, in turn, could impact the ability of our customers to make scheduled loan payments. If the pandemic results in widespread and sustained repayment shortfalls on loans in our portfolio, we could incur significant delinquencies, foreclosures and credit losses, particularly if the available collateral is insufficient to cover our exposure.

•
Our financial performance, the ability of borrowers to pay interest on and repay principal of outstanding loans, and the value of the collateral securing such loans is highly dependent upon the business environment in the U.S. generally and in northern and central New Jersey, communities along the New Jersey shore and the New York City metropolitan area in particular. Further economic downturn resulting from the pandemic, particularly in our primary market areas, could negatively impact the collateral values associated with our existing loans, the ability to liquidate the real estate collateral securing our residential and commercial real estate loans, our ability to maintain loan origination volume and to obtain additional financing, and the financial condition and credit risk of our customers, among other credit risks.

•
Legislative responses and regulatory policy changes to protect borrowers, such as forbearance, waiver of late payment and other fees, and the suspension of foreclosures, may have a negative impact on our business, financial condition, liquidity and results of operations. We may need to further increase the allowance for loan losses if borrowers experience financial difficulties beyond forbearance periods, which would adversely affect our net income.

•
To support our customers, businesses and communities, we are participating in the Small Business Administration (the “SBA”) Paycheck Protection Program (“PPP”) established under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), notwithstanding that our participation in this federal relief program exposes the Company and the Bank to additional litigation risk. Several national banking associations have already been subject to litigation regarding their respective procedures for processing PPP applications. The Company and the Bank may be exposed to the risk of litigation, from both clients and non-clients that approached the Bank regarding PPP loans, regarding the manner in which we processed PPP applications. Any such litigation regardless of the outcome, may result in significant financial liability or adversely affect the Company’s reputation.

•
Our participation in the PPP and any other relief programs established under the CARES Act further exposes us to certain credit risks. Among other regulatory requirements, PPP loans are subject to forbearance of loan payments for a six-month period to the extent that loans are not eligible for forgiveness. If PPP borrowers fail to qualify for loan forgiveness, we have a greater risk of holding these loans at unfavorable interest rates as compared to the loans to customers that we would have otherwise extended credit. Additionally, there is risk that the SBA could conclude there is a deficiency in the manner in which the Bank originated, funded, or serviced PPP loans, which may or may not be related to the ambiguity in the CARES Act or the rules and guidance promulgated by the SBA and the U.S. Department of the Treasury thereunder regarding the operation of the PPP.

•
Our ability to meet customer servicing expectations may be limited due to certain operational risks as a result of our reduced hours, branch lobby closures and work-from-home policy, as described above, including reduced productivity in our workforce, less reliable and more limited access to the networks, information systems, applications and other tools available to employees, as well as increased cybersecurity and information security risk.

•
In addition, our reliance on third-party service providers and vendors exposes us to certain operational risks to the extent that such service providers and vendors continue to have limited capacities for a prolonged period or if additional limitations or potential disruptions in these services materialize. By way of example, our business depends on vendors that supply essential services such as loan servicers, providers of financial information, systems and analytical tools and providers of electronic payment and settlement systems, amo ng others. Without these services, we may experience delays in originating and closing loans.

•
During this challenging economic environment, our communities are increasingly relying on us to access necessary capital and our customers are more dependent on our credit commitments. Increased borrowings under these commitments could adversely impact our liquidity. Moreover, our management has been focused on meeting clients’ needs and mitigating the impact of the pandemic on our business, which has required and will continue to require a substantial investment of time and resources across our enterprise. This has resulted and can be expected to continue to result in a diversion of management attention.

•	Further volatility in interest rates caused by uncertainties stemming from COVID-19 could negatively impact our net interest income, lending activities, deposits and profitability.
To date the coronavirus pandemic has disrupted the way that we conduct business, but has not had a material adverse impact on our operations. However, the future impact of the pandemic is highly uncertain and cannot be predicted and there is no assurance that it will not have a material adverse impact on our future results. The extent of the impact will depend on future developments, including further actions taken to mitigate the spread of COVID-19, the extent and severity of the outbreak and the duration of the government mandates and business closures. At this time, we have not experienced a significant increase in loan delinquencies or downgrades in credit ratings of loans directed related to the pandemic, but we expect the economic disruption will more severely impact the businesses, clients and communities we serve, and therefore our business, in the second quarter of 2020.
While the full extent and impact of the pandemic cannot be reasonably estimated at this time, it could have a material adverse impact on our consolidated business, results of operations and financial condition. To the extent the pandemic adversely affects our business, financial condition, liquidity or results of operations, it may also enhance certain material risks relating to our business that are addressed at Item 1A Risk Factors in our Annual Report on Form 10-K filed for the year ended December 31, 2019 and in any subsequent Quarterly Reports on Form 10-Q.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press Release of 1ST Constitution Bancorp, dated May 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: May 4, 2020	By:	/s/ STEPHEN J. GILHOOLY
	Name:	Stephen J. Gilhooly
	Title:	Chief Financial Officer